Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)



                                                      Three Months Ended
                                                          October 31,
                                                        1998           1997
Basic earnings per share

Weighted average number of
   shares outstanding                                52,648,329      52,531,178
                                                     ----------      ----------
Net income                                          $    12,627          10,808
                                                     ----------      ----------
Basic earnings per common share                     $       .24             .21
                                                     ----------      ----------

Dilutive earnings per share

Weighted average number of
    shares outstanding                               52,648,329      52,531,178
Shares applicable to
    stock options                                       210,091         213,796
                                                     ----------      ----------
                                                     52,858,420      52,744,974
                                                     ----------      ----------
Net Income                                          $    12,627          10,808
                                                     ----------      ----------
Dilutive earnings per common share                  $       .24             .20
                                                     ----------      ----------

                                       - 21 -




                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                     Six Months Ended
                                                        October 31,
                                                     1998             1997

Basic earnings per share

Weighted average number of
   shares outstanding                               52,626,587      52,514,696
                                                   -----------      ----------
Net income                                        $     25,124          21,349
                                                   -----------      ----------
Basic earnings per common share                   $        .48             .41
                                                   -----------      ----------

Dilutive earnings per share

Weighted average number of
    shares outstanding                              52,626,587      52,514,696
Shares applicable to
    stock options                                      219,544         213,796
                                                    ----------      ----------
                                                    52,846,131      52,728,492
                                                    ----------      ----------
Net Income                                         $    25,124          21,349
                                                    ----------      ----------
Dilutive earnings per common share                 $       .48             .40
                                                    ----------      ----------
